Exhibit 13

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: March 17, 2014	DEVON ENERGY CORPORATION

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President Corporate Governance and Secretary

DEVON ENERGY CORPORATION (OKLAHOMA)

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS CORPORATION

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

SOUTHWESTERN GAS PIPELINE, INC.

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS OPERATING, INC.

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

DEVON GAS SERVICES, L.P.

	By:	Devon Gas Operating, Inc., its general partner

	By:	/s/ Carla D. Brockman
	Name:	Carla D. Brockman
	Title:	Vice President and Secretary

JOINT FILING AGREEMENT

ENLINK MIDSTREAM MANAGER, LLC

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC, its managing member

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

CROSSTEX ENERGY, INC.

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	Executive Vice President and Chief Financial Officer

JOINT FILING AGREEMENT